*Confidential Treatment Requested

Exhibit 10.27

GMAC Residential Funding

February 7, 2002

Mr. Steve Majerus
Vice President, Secondary Marketing
E-Loan, Inc.
5875 Arnold Road
Dublin, California 94568

Dear Steve:               SS# [ ** ] / CCID# [ ** ]

This letter shall serve as the third amendment (the "Commitment Amendment") to the GMAC-Residential Funding ("GMAC-RFC") Master Commitment dated as of October 23, 2001 by and between GMAC-RFC and E-Loan, Inc. All other terms and conditions of the GMAC-RFC Master Commitment not amended in the Commitment Amendment shall remain in full force and effect.

The terms and conditions of this Commitment Amendment are as follows:

PRODUCT, PROGRAM and UNDERWRITING VARIANCES:

Negotiation approval for E-LOAN to qualify payments (for Goal Line 15 YR. Interest Only Balloons ONLY) on Interest Only actual payment.:
(Goal Line)

GMAC-RFC will purchase Home Equity products (Goal Line Home Equity Line of Credit, 15 yr Interest Only Balloons ONLY) which meet the eligibility requirements set forth in Exhibit G and in the Client Guide.

Future

Amendments: GMAC-RFC and E-Loan, Inc. agree to notify each other when issues arise that are not addressed in this Commitment Amendment. Any amendments to this Commitment Amendment must be mutually agreed upon in writing.

Termination: GMAC-RFC may at any time in the exercise of its sole discretion terminate E-Loan, Inc. right to sell loans to GMAC-RFC under this Commitment Amendment with 30 days written notice by GMAC-RFC to E-Loan, Inc. GMAC-RFC may from time to time in the exercise of its sole discretion modify or supplement any of the program criteria or requirements effective immediately upon notice by GMAC-RFC to E-Loan, Inc.

Confidentiality: GMAC-RFC and E-Loan, Inc. each agree that the specific terms and provisions of this Commitment are confidential except as required by law or as may be reasonably necessary to be disclosed in connection with the sale or securitization of loans sold to GMAC-RFC by E-Loan, Inc.

Commitment Offer

Expiration Date: This agreement may be canceled at GMAC- RFC's option if an executed copy is not received on or before February 11, 2002.

We look forward to our continued relationship with E-Loan, Inc. If the terms of this commitment amendment letter are agreeable with you, please so indicate by executing both of the enclosed copies, return one original to GMAC-RFC on or before the date indicated above, and retain the other original for your records.

Sincerely,

Lori Zaloumis
Sales Director

AGREED AND ACCEPTED BY:
E-LOAN, INC.

SIGNATURE: _______________________

NAME: __________________________

TITLE: __________________________

DATE: _______________________

EXHIBIT G
Commitment Amendment Dated 02/07/02
E-Loan, Inc.
Simple Interest Qualification Negotiation 15 yr. Interest only Balloon Goal Line Only

PROGRAM DESCRIPTION:

Negotiation approval for E-LOAN to qualify payments (for Goal Line 15 YR. Interest Only Balloons ONLY) on Interest Only actual payment. The following will apply:

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